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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                 DATE OF REPORT:
                                 April 18, 2006
                        (Date of Earliest Event Reported)


                              SIMON WORLDWIDE, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


        0-21878                                         04-3081657
(Commission File Number)                    (I.R.S. Employer Identification No.)


           5200 WEST CENTURY BOULEVARD, LOS ANGELES, CALIFORNIA 90045
                    (Address of principal executive offices)
                                   (Zip code)


                                 (310) 417-4660
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

Greg Mays, Erika Paulson and Ira Tochner were elected to the registrant's Board of Directors, and Mr. Tochner was elected the Chairman of the Board, on April 18, 2006. Ms. Paulson and Messrs. Mays and Tochner are designees of Overseas Toys, L. P., the holder of all of registrant's outstanding preferred stock and an affiliate of The Yucaipa Companies ("Yucaipa"). Ms. Paulson and Mr. Tochner are partners in Yucaipa. Pursuant to the agreement relating to its purchase of the preferred stock, Overseas Toys has the right to designate three of the seven members of the registrant's Board, including the Chairman. Prior to the election of these directors, George Golleher, who had been designated as a director by Overseas Toys in September 1999, resigned from the registrant's Board at Overseas Toys' request. In accordance with the terms of his Executive Services Agreement with the registrant, Mr. Golleher also terminated that Agreement and resigned as Co-Chief Executive Officer of the registrant on April 18, 2006.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 24, 2006                     SIMON WORLDWIDE, INC.


                                         /s/ Terrence J. Wallock
                                         -----------------------
                                         Terrence J. Wallock
                                         Assistant Secretary and General Counsel
                                         (duly authorized signatory)